Exhibit 3.7

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20170256278-20
Barbara K. Cegavske	Filing Date and Time
Secretary of State	06/13/2017 5:17 PM
State of Nevada	Entity Number E0282262017-3

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: DATA420

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: AGENCY SERVICES OF NEVADA
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) BARRY HOLLANDER
Name
319 CLEMATIS STREET SUITE 714 | WEST PALM BEACH | FL | 33401
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

BARRY HOLLANDER
Name

X BARRY HOLLANDER
Incorporator Signature

319 CLEMATIS STREET SUITE 714 | WEST PALM BEACH | FL | 33401
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X AGENCY SERVICES OF NEVADA
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

6/13/2017
Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15

ARTICLES OF INCORPORATION

OF

DATA420

ARTICLE 1

The name of the corporation is Data420 (hereinafter, the "Corporation").

ARTICLE 2

The address of the Corporation's registered office in the State of Nevada is 245 East Liberty Street, Suite 200, Reno, Nevada 89501. The name of its registered agent at such address is Agency Services of Nevada.

ARTICLE 3

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes.

ARTICLE 4

Section 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 75,000,000 consisting of:

74,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”); and

1,000,000 shares of initially undesignated Preferred Stock, par value $0.001 per share (“Blank Check Preferred Stock”).

Section 2. Common Stock. The holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors. In the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each. Each share of Common Stock shall have one vote with respect to all matters submitted to the shareholders for a vote. Notwithstanding the foregoing, all rights of the Common Stock shall be subject to any superior or parallel rights of any series of Preferred Stock.

Section 3. Blank Check Preferred Stock. The Blank Check Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to create, designate and determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Blank Check Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Blank Check Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Blank Check Preferred Stock, and to fix the number of shares of any series of Blank Check Preferred Stock. In the event that the number of shares of any series of Blank Check Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Blank Check Preferred Stock subject to the requirements of applicable law.

Section 4. Pre-emptive Rights. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase share of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series of the Corporation.

ARTICLE 5

Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

Section 2. Number of Directors. The number of directors which shall constitute the Board of Directors shall be determined from time to time by the Bylaws or an amendment thereto.

Section 3. Election and Term of Office. The directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE 6

The Board of Directors of the Corporation is expressly authorized to adopt, amend, or repeal the Bylaws of the Corporation.

ARTICLE 7

The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article 7.

ARTICLE 8

To the fullest extent permitted by Nevada law and subject to the Bylaws of the Corporation, the directors and officers of the Corporation shall not be liable to the Corporation or its stockholders for damages for their conduct or omissions as directors or officers. Any amendment to or repeal of this Article shall not adversely affect any right of a director or officer of the Corporation hereunder with respect to any acts or omissions of the director of officer occurring prior to amendment or repeal.

ARTICLE 9

To the fullest extent permitted by Nevada law, the Corporation shall indemnify and hold harmless the officers and directors of the Corporation. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

ARTICLE 10

The Corporation elects not to be governed by Sections 78.411 to 78.444 of the Nevada Revised Statutes. The Corporation elects not to be governed by Sections 78.378 through 78.3793 of the Nevada Revised Statutes.